Exhibit 99.1

SIGNET JEWELERS REPORTS PRELIMINARY RESULTS
FOR FOURTH QUARTER AND FULL YEAR FISCAL 2026
Management to participate in investor conferences and webcast fireside chat
HAMILTON, Bermuda, March 9, 2026 – Signet Jewelers Limited ("Signet" or the "Company") (NYSE:SIG) today announced its preliminary results for the 13 and 52 weeks ended January 31, 2026 ("fourth quarter Fiscal 2026" and "full year Fiscal 2026," respectively).
"We saw sequential improvement each month in the quarter on a one- and two-year comp basis, along with a return to positive comps across peak holiday selling days which continued for the balance of the quarter. Our Grow Brand Love strategy delivered growth for the year led by a sharper focus across Kay, Zales, and Jared, even amid unprecedented tariffs, record gold costs, and a measured consumer," said J.K. Symancyk, Chief Executive Officer. "Sales momentum continued with a positive Valentine’s Day performance with similar trends into March. We are looking forward to providing our strategic priorities and Fiscal 2027 guidance next Thursday."
"We expect to deliver results in the upper half of our range, which included a pivot to broader promotions to meet consumer expectations resulting in a modest gross merchandise margin decline offset by further spend discipline. Our operating performance and continued focus on working capital management we expect will deliver more than $500 million in free cash flow in FY26," said Joan Hilson, Chief Operating and Financial Officer.
Preliminary Fourth Quarter Fiscal 2026 Range Highlights:
•Sales of $2.34 to $2.35 billion.
•Same store sales ("SSS")(1) decreased in the range of 0.9% to 0.7% to Q4 of FY25.
•Merchandise average unit retail ("AUR")(2) was up approximately 4% to 5% to Q4 of FY25.
•Operating income of $313 to $318 million.
•Adjusted operating income(3) of $322 to $327 million.
Preliminary Full Year Fiscal 2026 Range Highlights:
•Sales of approximately $6.8 billion.
•SSS(1) up 1.2% to 1.3% to FY25.
•AUR(2) was up approximately 6% to 7% to FY25.
•Operating income of $388 to $393 million.
•Adjusted operating income(3) of $510 to $515 million.
(1)    Same store sales include physical stores and e-commerce sales.
(2)    AUR reflects merchandise sales on a constant currency basis, net of discounts and promotions, divided by units.
(3)    See the Non-GAAP Financial Measures section below.
Conferences & Fireside Chat:
Signet will participate in Citi’s Global Consumer & Retail Conference on March 9, 2026, BofA Securities Consumer & Retail Conference on March 10, 2026, and UBS Global Consumer & Retail Conference on March 11, 2026.
Management will present at 4:15 PM Eastern Time on Monday, March 9, 2026.
A live webcast of the presentation will be available for investors, analysts and other interested parties at https://www.signetjewelers.com/investors and will be available for replay for at least 30 days.
About Signet and Safe Harbor Statement:
As a Purpose-driven and sustainability-focused company, Signet is a participant in the United Nations Global Compact and adheres to its principles-based approach to responsible business. Signet operates approximately 2,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared, Banter by Piercing Pagoda, Diamonds Direct, Blue Nile, James Allen, Rocksbox, Peoples Jewellers, H. Samuel, and Ernest Jones. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com,

www.banter.com, www.diamondsdirect.com, www.bluenile.com, www.jamesallen.com, www.rocksbox.com, www.peoplesjewellers.com, www.hsamuel.co.uk, www.ernestjones.co.uk.
This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of the words "guidance," "expects," "continue," "intends," "anticipates," "enhance," "estimates," "predicts," "believes," "should," "potential," "may," "preliminary," "forecast," "objective," "opportunity," "plan," "progress," "strategy," "target," or "will" and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: executing or optimizing major business or strategic initiatives, such as expansion of the services business or realizing the benefits of our restructuring plans or transformation strategies, including those that the Company may develop in the future; attracting and retaining key executive talent during periods of leadership transition, such as the recent changes in our senior leadership from the reorganization under our Grow Brand Love strategy; the failure to adequately mitigate the impact of existing tariffs and/or the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; impacts of US government shutdowns on consumer spending; difficulty or delay in executing or integrating an acquisition; the impact of the conflicts in the Middle East on the operations of our quality control and technology centers in Israel; the negative impacts that public health crisis, disease outbreak, epidemic or pandemic has had, and could have in the future, on our business, financial condition, profitability and cash flows; risks relating to shifts in consumer spending away from the jewelry category or away from the cultural customs of expressing commitments through engagements and weddings; trends toward more experiential purchases such as travel; general economic or market conditions, including impacts of inflation or other pricing environment factors on our merchandise costs or other operating costs; a prolonged slowdown in the growth of the jewelry market or a recession in the overall economy; financial market risks; a decline in consumer discretionary spending or deterioration in consumer financial position; disruptions in our supply chain; our ability to attract and retain labor; changes to regulations relating to customer credit; disruption in the availability of credit for customers and customer inability to meet credit payment obligations, which has occurred and may continue to deteriorate; our ability to achieve the benefits related to the outsourcing of the credit portfolio, including due to technology disruptions and/or disruptions arising from changes to or termination of the relevant outsourcing agreements, as well as a potential increase in credit costs due to the current interest rate environment; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in further impairments of long-lived assets or intangible assets or other adverse financial consequences; the volatility of our stock price; the impact of financial covenants, credit ratings or interest volatility on our ability to borrow; our ability to maintain adequate levels of liquidity for our cash needs, including debt obligations, payment of dividends, planned share repurchases (including execution of accelerated share repurchases and the payment of related excise taxes) and capital expenditures as well as the ability of our customers, suppliers and lenders to access sources of liquidity to provide for their own cash needs; potential regulatory changes; future legislative and regulatory requirements in the US and globally relating to climate change, including any new climate related disclosure or compliance requirements, such as those issued in the state of California; exchange rate fluctuations; the cost, availability of and demand for diamonds, gold and other precious metals, including any impact on the global market supply of diamonds due to the ongoing conflicts in the Middle East, the potential sale or divestiture of the De Beers Diamond Company and its diamond mining operations by parent company Anglo-American plc, and the ongoing Russia-Ukraine conflict or related sanctions; stakeholder reactions to disclosure regarding the source and use of certain minerals; scrutiny or detention of goods produced in certain territories resulting from trade restrictions; seasonality of our business; the merchandising, pricing and inventory policies followed by us and our ability to manage inventory levels; our relationships with suppliers including the ability to continue to utilize extended payment terms and the ability to obtain merchandise that customers wish to purchase; the level of competition and promotional activity in the jewelry sector; our ability to optimize our multi-year strategy to gain market share, expand and improve existing services, innovate and achieve sustainable, long-term growth; the maintenance and continued innovation of our OmniChannel retailing and ability to increase digital sales, as well as management of digital marketing costs; failure to anticipate and keep pace with changing fashion trends; changes in the costs, retail prices, supply and consumer acceptance of, and demand for gem quality lab-grown diamonds and adequate identification of the use of substitute products in our jewelry; ability to execute successful marketing programs and manage social media; the ability to optimize our real estate footprint, including operating in attractive trade areas and effectively monitoring changes in consumer traffic in mall locations; the performance of and ability to recruit, train, motivate and retain qualified team members - particularly store associates in regions experiencing low unemployment rates; management of social, ethical and environmental risks; ability to deliver on our corporate sustainability goals or our environmental, social and governance goals; the reputation of Signet and its brands; inadequacy in and disruptions to internal controls and systems, including related to the migration to new information technology systems which impact financial reporting; risks associated with the Company’s use of artificial intelligence; security breaches and other disruptions to our or our third-party providers’ information technology infrastructure and databases; an adverse development in legal or regulatory proceedings or tax matters, including any new claims or litigation brought by employees, suppliers, consumers or shareholders, regulatory initiatives or investigations, assessments or penalties levied by tax authorities, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions; failure to comply with labor regulations; collective bargaining activity; changes in corporate taxation rates, laws, rules or practices in the US and other jurisdictions in which our subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in internet commerce or deductions associated with payments to foreign related parties that are subject to a low effective tax rate; risks related to international laws and Signet being domiciled in Bermuda; risks relating to the outcome of pending litigation; our ability to protect our intellectual property or assets including cash which could be affected by failure of a financial institution or conditions affecting the banking system and financial markets as a whole; changes in assumptions used in making accounting estimates relating to items such as extended service plans or asset impairments; or the impact of weather-related incidents, natural disasters, organized crime or theft, increased security costs, strikes, protests, riots or terrorism, or acts of war (including the ongoing Russia-Ukraine and conflicts in the Middle East).

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” and “Forward-Looking Statements” sections of Signet’s Fiscal 2025 Annual Report on Form 10-K filed with the SEC on March 19, 2025, and quarterly reports on Form 10-Q and the “Safe Harbor Statements” in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.
Investors:
Rob Ballew
Senior Vice President, Investor Relations & Capital Markets
+1-336-202-1203
robert.ballew@signetjewelers.com
or
investorrelations@signetjewelers.com
Media:
Colleen Rooney
Chief Corporate Affairs & Sustainability Officer
+1-330-668-5932
colleen.rooney@signetjewelers.com

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial measures on a non-GAAP basis. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating historical trends and current period performance and liquidity. These non-GAAP financial measures should be considered in addition to, and not superior to or as a substitute for, the GAAP financial measures presented periodically within the Company’s consolidated financial statements and other publicly filed reports. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies. These non-GAAP measures include free cash flow and adjusted operating income, as further described below.
Free cash flow is a non-GAAP measure defined as the net cash provided by operating activities less capital expenditures. Management considers this metric to be helpful in understanding how the business is generating cash from its operating and investing activities that can be used to meet the financing needs of the business. Free cash flow is an indicator frequently used by management to evaluate its overall liquidity needs and determine appropriate capital allocation strategies. Free cash flow does not represent the residual cash flow available for discretionary purposes.
Adjusted operating income is a non-GAAP measure defined as operating income excluding the impact of certain items which management believes are not necessarily reflective of normal operational performance during a period. Management finds the information useful when analyzing operating results to appropriately evaluate the performance of the business without the impact of these certain items. Management believes the consideration of measures that exclude such items can assist in the comparison of operational performance in different periods which may or may not include such items.
The following table provides reconciliations of preliminary operating income, presented on a GAAP basis, to preliminary adjusted operating income.

	13 weeks ended January 31, 2026		Fiscal 2026
(in millions)	Low	High	Low	High
Operating income	$313	$318	$388	$393
Asset impairments (1)	7	7	91	91
Restructuring and related charges (2)	—	—	27	27
Loss on divestitures (3)	2	2	4	4
Adjusted operating income	$322	$327	$510	$515
(1)    Primarily related to goodwill and indefinite-lived intangible assets.
(2)    Incurred primarily as a result of the Company’s Grow Brand Love strategy initiatives.
(3)    Includes charges associated with the previously announced divestiture of the UK prestige watch business.